UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2023

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2023, the Board of Directors (the “Board”) of The Honest Company, Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Carla Vernón as a member of the Board, to serve as a Class I director, until the Company’s 2025 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. As the Company’s Chief Executive Officer, Ms. Vernón is not currently considered an independent director. As such, Ms. Vernón will not serve on any committees of the Board and will not receive any compensation for her director service apart from her compensation for her services as Chief Executive Officer of the Company.

There are no arrangements or understandings between Ms. Vernón and any other person pursuant to which Ms. Vernón was selected as a member of the Board. In addition, there are no transactions in which Ms. Vernón has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2023, the Board approved and adopted an amendment to the Company’s bylaws (as so amended, the “Bylaws”). The amendments include the following principal changes:

Advance Notice – Universal Proxy. The amendments address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by requiring that any stockholder soliciting proxies in support of a nominee other than the Board’s nominees must comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for the exclusive use by the Board.

Advance Notice – Informational and Disclosure Requirements. The amendments revise the advance notice disclosure requirements contained in the Bylaws to require the stockholder proposing business or nominating directors to provide certain additional information regarding the stockholder and the stockholder’s relationship with the Company. Additionally, the Bylaws require any candidate for the Board nominated by a stockholder to provide certain representations regarding the absence of certain voting commitments, disclosure of compensation for service, compliance with the Company’s corporate governance and other policies, and intent to serve the entire term.

Advance Notice – Other. The amendments prohibit stockholders from submitting more nominees than the number of directors up for election at the applicable meeting.

Other Updates. The amendments to the Bylaws also include the following additional updates: (i) revisions relating to adjournment procedures for meetings of stockholders, including to address recent amendments to the Delaware General Corporation Law (“DGCL”) and (ii) elimination of the requirement to make a stockholder list available for examination at meetings of stockholders as provided for by recent DGCL amendments.

The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of The Honest Company, Inc., dated January 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	January 30, 2023	By:	/s/ Kelly J. Kennedy
Name: Kelly J. Kennedy
Title: Executive Vice President, Chief Financial Officer